Exhibit 99.10

Ernst & Young LLP Suite 500 725 South Figueroa Street Los Angeles, CA 90017-5418	Tel: +1 213 977 3200 Fax: +1 213 977 3729 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm, under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in Post-Effective Amendment No. 47 under the Securities Act of 1933 and Amendment No. 48 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 33-50208 and 811-7062) and related Prospectus and Statement of Additional Information of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the Company) and to the incorporation by reference therein of our report dated February 28, 2015, with respect to the financial statements included in its Annual Report for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Los Angeles, California

April 30, 2015

A member firm of Ernst & Young Global Limited